Exhibit 28

SIXTH AMENDED AND RESTATED JOINT FILING AGREEMENT

This Sixth Amended and Restated Joint Filing Agreement (this “Agreement”) amends and restates the Fifth Amended and Restated Joint Filing Agreement, dated January 21, 2021.

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Lexicon Pharmaceuticals, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of each such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: July 29, 2024

INVUS, L.P.

By: INVUS ADVISORS, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES, L.P.

By: INVUS PUBLIC EQUITIES ADVISORS, LLC, its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS ADVISORS, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS GLOBAL MANAGEMENT, LLC

By:	/s/ Raymond Debbane
Name: Raymond Debbane
Title: President

SIREN, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

ARTAL INTERNATIONAL S.C.A.

By: Artal International Management S.A., its managing partner

By:	/s/ Pierre Claudel
Name:	Pierre Claudel
Title:	Managing Director

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:	/s/ Pierre Claudel
Name:	Pierre Claudel
Title:	Managing Director

ARTAL GROUP S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Authorized Person

WESTEND S.A.

By:	/s/ Pierre Claudel
Name:	Pierre Claudel
Title:	Managing Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Amaury Wittouck
Name:	Amaury Wittouck
Title:	Sole Member of the Board

AMAURY WITTOUCK

By:	/s/ Amaury Wittouck

INVUS US PARTNERS LLC

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

ULYS, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

RAYMOND DEBBANE

By:	/s/ Raymond Debbane

SCHEDULE I

The name, citizenship and present principal occupation or employment of each executive officer of Invus Advisors, L.L.C., Invus Public Equities Advisors, LLC, Invus US Partners LLC, Invus Global Management, LLC, Siren, L.L.C. and Ulys, L.L.C. are set forth below. The business address for each of the persons listed below and the address of the principal executive offices of each of The Invus Group, LLC, Invus Advisors, L.L.C., Invus Public Equities Advisors, LLC, Invus US Partners LLC, Invus Global Management, LLC, Siren, L.L.C. and Ulys, L.L.C. is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The Invus Group, LLC is a private equity and investment management firm. See Item 2 of this Statement for a description of the principal business of each of Invus Advisors, L.L.C., Invus Public Equities Advisors, LLC, Invus US Partners LLC, Invus Global Management, LLC, Siren, L.L.C. and Ulys, L.L.C.

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT	CITIZENSHIP

Invus Advisors, L.L.C.

Raymond Debbane, President and Chief Executive Officer	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama

Christopher Sobecki, Managing Director	Managing Director of The Invus Group, LLC	United States

Philippe Amouyal, Managing Director	Managing Director of The Invus Group, LLC	United States

Jonas Fajgenbaum, Managing Director	Managing Director of The Invus Group, LLC	United States

Aflalo Guimarães, Managing Director	Managing Director of The Invus Group, LLC	United States

Evren Bilimer, Managing Director	Managing Director of The Invus Group, LLC	United States

Benjamin Felt, Managing Director	Chief Operating Officer (Private Equity) of The Invus Group, LLC	United States

Philip Bafundo, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	Chief Financial Officer and Chief Compliance Officer of The Invus Group, LLC	United States

Invus Public Equities Advisors, LLC

Raymond Debbane, President and Chief Executive Officer	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama

Khalil Barrage, Vice President	Managing Director of The Invus Group, LLC	United States

Christopher Sobecki, Vice President	Managing Director of The Invus Group, LLC	United States

Philip Bafundo, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	Chief Financial Officer and Chief Compliance Officer of The Invus Group, LLC	United States

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT	CITIZENSHIP

Ulys, L.L.C.

Raymond Debbane, President, Treasurer and Secretary	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT	CITIZENSHIP

Invus US Partners LLC

Raymond Debbane, President and Secretary	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT	CITIZENSHIP

Invus Global Management, LLC

Raymond Debbane, President, Treasurer and Secretary	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama

Philip Bafundo, Chief Financial Officer and Treasurer	Chief Financial Officer and Chief Compliance Officer of The Invus Group, LLC	United States

David Van Zandt, Secretary	Global General Counsel and Secretary of The Invus Group, LLC	United States

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT	CITIZENSHIP

Siren, L.L.C.

Raymond Debbane, President, Treasurer and Secretary	President and Chief Executive Officer of The Invus Group, LLC, Chief Executive Officer of Artal Group S.A., Chairman of the board of directors of the Issuer	Panama